SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.   )

Check the appropriate box:

☐	Preliminary information statement.
☐	Confidential, for Use of the Commissioner Only (as permitted by Rule 14c-5(d)(2)).
☒	Definitive information statement.

AdvisorShares Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials. N/A

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

ADVISORSHARES Newfleet Multi-Sector Income ETF

a series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF INFORMATION STATEMENT

September 29, 2022

As a shareholder of the AdvisorShares Newfleet Multi-Sector Income ETF (the “Fund”), a series of AdvisorShares Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the hiring of a new sub-adviser to manage the Fund’s assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action.

On July 1, 2022, Virtus Investment Partners, Inc., the parent company of Newfleet Asset Management, LLC (“Newfleet”), the investment sub-adviser to the Fund, restructured its three fixed income advisory entities, including Newfleet, into one combined investment adviser called Virtus Fixed Income Advisers, LLC (“VFIA”). Accordingly, at a meeting held on June 29, 2022, the Trust’s Board of Trustees approved a new investment sub-advisory agreement between AdvisorShares Investments, LLC (the “Advisor”) and VFIA which contains substantially the same terms as the sub-advisory agreement with Newfleet, including the rate of compensation. Effective July 1, 2022, VFIA replaced Newfleet as the sub-adviser to the Fund.

The Fund has received an exemptive order from the U.S. Securities and Exchange Commission that permits the Advisor, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser or to change the terms of an existing sub-advisory agreement with an unaffiliated sub-adviser. Approval by the Fund’s shareholders is not required, but the exemptive order requires that the Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at http://www.advisorshares.com/fund/minc. The Information Statement will be available on the website until at least December 28, 2022. To view and print the Information Statement, click on the link to the Information Statement. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 1-877-843-3831. The Fund’s most recent annual report and semi-annual report are available upon request, without charge, by contacting the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 1-877-843-3831 or visiting www.advisorshares.com.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or call 1-877-843-3831. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one.

There is no charge to you to obtain a copy.

ADVISORSHARES Newfleet Multi-Sector Income ETF

a series of

ADVISORSHARES TRUST

4800 Montgomery Lane

Suite 150

Bethesda, Maryland 20814

INFORMATION STATEMENT

September 29, 2022

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of AdvisorShares Newfleet Multi-Sector Income ETF (the “Fund”), a series of AdvisorShares Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the U.S. Securities and Exchange Commission (the “SEC”). The exemptive order permits AdvisorShares Investments, LLC (the “Advisor”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated sub-adviser that the Advisor believes is best suited to achieve the Fund’s investment objective.

Appointment of Virtus Fixed Income Advisers, LLC as Sub-Adviser to the Fund

On July 1, 2022, Virtus Investment Partners, Inc., the parent company of Newfleet Asset Management, LLC (“Newfleet”), which was the investment sub-adviser to the Fund until that date, restructured its three fixed income advisory entities, including Newfleet, into one combined investment adviser called Virtus Fixed Income Advisers, LLC (“VFIA”). Accordingly, at a meeting held on June 29, 2022, the Board, including a majority of the Trustees who are not “interested persons” of the Trust as defined by the Investment Company Act of 1940 (the “1940 Act”) (the “Independent Trustees”), approved a new investment sub-advisory agreement between the Advisor and VFIA (the “New Sub-Advisory Agreement”) that contains substantially the same terms as the sub-advisory agreement with Newfleet, including the rate of compensation. Effective July 1, 2022, VFIA replaced Newfleet as the sub-adviser to the Fund.

Considerations by the Board of Trustees

At the Meeting, the Board considered the approval of the New Sub-Advisory Agreement, noting that it most recently had considered and approved the annual renewal of the sub-advisory agreement with Newfleet at its May 2022 meeting. In considering whether to approve the New Sub-Advisory Agreement, the Board noted that the portfolio management services and personnel would not be changing and that various aspects of Newfleet’s operations and compliance program would apply to VFIA. The Board reviewed and discussed information and analysis provided for the Meeting in addition to considering relevant information from the May 2022 meeting. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors.

Nature, Extent and Quality of Services. In considering the nature, extent and quality of the services to be provided by VFIA, the Board reviewed the services to be provided by VFIA, noting that these services include, among other things, furnishing a continuous investment program for the Fund, including arranging for, or implementing, the purchase and sale of portfolio securities. The Board further noted that these services are the same as the services being provided by Newfleet and that the Fund’s portfolio managers would continue to manage the Fund as VFIA employees. The Board received responses to a detailed series of questions that, among other things, requested information about VFIA’s business, services, and financial condition. The Board considered, among other things, the organizational structure and professional experience of senior management and key professional personnel of VFIA, the firm’s operational capabilities and its compliance program, noting that continuity is expected with respect to those items in connection with VFIA’s services to the Fund. The Board noted the Trust’s chief compliance officer’s ongoing review of VFIA’s compliance program in light of the July 1 restructuring date. Based on its review, the Board concluded that it was satisfied with the nature, extent and quality of the services expected to be provided to the Fund by VFIA.

Performance. In connection with the assessment of the ability of VFIA to perform its duties under the New Sub-Advisory Agreement, the Board considered the performance of the Fund’s portfolio managers and whether VFIA has the resources necessary to carry out its functions. The Board concluded that VFIA has the resources necessary to perform its obligations under the New Sub-Advisory Agreement.

Cost of Services and Profitability. The Board considered the cost of the services to be provided by VFIA, reviewed the fee to be paid pursuant to the New Sub-Advisory Agreement, and considered the estimated profitability projected by VFIA from its relationship with the Fund. The Board noted that the proposed fee under the New Sub-Advisory Agreement is the same as the sub-advisory fee paid to Newfleet and considered information provided by Newfleet for the May 2022 meeting regarding advisory fees of comparable accounts and the profitability to Newfleet from its relationship with the Fund. Based on its review, within the context of its full deliberations, the Board concluded that the fee appeared reasonable in light of the services to be rendered.

Economies of Scale. The Board considered whether economies of scale would be realized by the Fund at higher asset levels and determined to reassess in the future whether the Fund’s advisory fees appropriately took into account any economies of scale that may be realized as a result of significant growth of assets of the Fund.

Ancillary Benefits. The Board noted the potential benefits to be received by VFIA as a result of its relationship with the Fund (other than the sub-advisory fee), including the intangible benefits of its association with the Trust generally and any favorable publicity arising in connection with the Fund’s performance.

Conclusion. Based on its deliberations, the Board, including the Independent Trustees, unanimously concluded that the terms of the New Sub-Advisory Agreement, including the fee, are fair and reasonable in light of the services to be provided to the Fund and approved the New Sub-Advisory Agreement for an initial term of two years.

Information about the Advisor

The Advisor, located at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814, has served as the investment adviser for the Fund since its inception on March 19, 2013. The Advisor oversees VFIA to ensure its compliance with the investment policies and guidelines of the Fund and monitors VFIA’s adherence to its investment style. The terms of the Fund’s investment advisory agreement with the Advisor are unaffected by the approval of the New Sub-Advisory Agreement.

Information about Virtus Fixed Income Advisers, LLC

VFIA, a Delaware limited liability company with its principal place of business at One Financial Plaza, Hartford, Connecticut 06103, serves as investment sub-adviser to the Fund. VFIA is responsible for the day-to-day portfolio management of the Fund and selects the Fund’s investments according to the Fund’s investment objective, policies and restrictions. VFIA is a wholly-owned subsidiary of Virtus Investment Partners, Inc., a publicly traded company on NASDAQ. The names and principal occupations of the principal executive officers and directors of VFIA are listed below:

Name	Principal Occupation
George R. Aylward	Chief Executive Officer
Michael A. Angerthal	Executive Vice President and Chief Financial Officer
David G. Hanley	Senior Vice President and Treasurer
Wendy J. Hills	Executive Vice President, General Counsel and Secretary
Richard W. Smirl	Executive Vice President
Deirdre Dillion	Chief Compliance Officer

The portfolio managers listed below are primarily responsible for the day-to-day management of the Fund:

David L. Albrycht, CFA, President and Chief Investment Officer

Prior to joining VFIA’s predecessor entity in 2011, Mr. Albrycht was executive managing director and senior portfolio manager of Goodwin Capital Advisors, Inc., a former investment subsidiary of Virtus Investment Partners. He has been a portfolio manager of the Virtus Newfleet Multi-Sector Short Term Bond Fund since 1993 and the Virtus Newfleet Multi-Sector Intermediate Bond Fund since 1994. He has been co-manager of the Virtus Newfleet Senior Floating Rate Fund since 2008, Virtus Tactical Allocation Fund and Virtus Newfleet High Yield Fund since 2011 and Virtus Newfleet Core Plus Bond Fund and Virtus Newfleet Low Duration Core Plus Bond Fund since 2012. In addition, he co-manages two variable investment options and two closed-end funds, Virtus Total Return Fund Inc. (NYSE: ZF), and Virtus Global Multi-Sector Income Fund (NYSE: VGI). He also is a manager of Virtus Newfleet Multi-Sector Bond ETF (NFLT), Virtus Newfleet Dynamic Credit ETF (BLHY), and two offshore funds, the Virtus GF Multi-Sector Short Duration Bond Fund and Virtus GF Multi-Sector Income Fund.

Benjamin Caron, CFA, Senior Managing Director and Portfolio Manager

Prior to joining VFIA’s predecessor entity in 2011, Mr. Caron was on the fixed income team at Goodwin Capital Advisers, a former Virtus investment management subsidiary. Mr. Caron is co-portfolio manager of the Virtus Newfleet Low Duration Core Plus Bond Fund, the closed-end Virtus Global Multi-Sector Income Fund (NYSE: VGI), and Virtus Newfleet Multi-Sector Bond ETF (NYSE: NFLT). He also assists in the management of the Virtus Newfleet Multi-Sector Short Term Bond Fund, Virtus Newfleet Multi-Sector Intermediate Bond Fund, Virtus Tactical Allocation Fund, two variable investment options, and the closed-end Virtus Total Return Fund Inc. (NYSE: ZF).

Terms of the New Sub-Advisory Agreement

The terms of the New Sub-Advisory Agreement are substantially the same as the terms of the prior sub-advisory agreement with Newfleet. After the initial two-year term, the continuance of the agreement must be specifically approved at least annually (i) by the vote of the Trustees or by a vote of the shareholders of the Fund and (ii) by the vote of a majority of the Trustees who are not parties to the agreement or “interested persons” of any party thereto, cast in person at a meeting called for the purpose of voting on such approval.

The agreement will terminate automatically in the event of its assignment, or in the event that the Advisor no longer serves as an investment adviser to the Trust, and is terminable at any time without penalty by vote of a majority of the Board or by a majority of the outstanding shares of the Fund upon 60 days written notice to VFIA, by the Advisor on 60 days’ written notice to VFIA, or by VFIA upon 120 days’ written notice to the Advisor and the Fund. The agreement provides that VFIA shall not be protected against any liability by reason of its willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties in the performance of its obligations under the agreement.

VFIA is entitled to an annual fee of 0.25% for its investment sub-advisory services to the Fund. This rate is the same as that paid under the sub-advisory agreement with Newfleet. All sub-advisory fees are paid by the Advisor and not the Fund. Because the Advisor pays VFIA out of the fee it receives from the Fund, there is no duplication of advisory fees paid. For the fiscal year ended June 30, 2022, the aggregate fee paid by the Advisor to Newfleet was $247,470.48.

General Information

Other Service Providers. The Trust’s administrator, custodian, transfer agent and securities lending agent is The Bank of New York Mellon, which is located at 240 Greenwich Street, New York, New York 10286. The Fund’s distributor is Foreside Fund Services, LLC, which is located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Counsel to the Trust is Morgan, Lewis & Bockius LLP, which is located at 1111 Pennsylvania Avenue, NW, Washington, DC 20006.

Affiliated Broker Commissions. No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended June 30, 2022.

Share Ownership. Although the Trust does not have information concerning the beneficial ownership of shares held in the names of Depository Trust Company Participants (“DTC Participants”), as of August 31, 2022, the name and percentage ownership of each DTC Participant that owned 5% or more of the outstanding shares of the Fund is set forth in the table below.

Participant Name	Percentage of Ownership
Raymond James & Associates, Inc. 880 Carilion Parkway Saint Petersburg, FL 33716	19.7%
Hilltop Securities Inc. 1201 Elm Street, Suite 3500 Dallas, TX 75270	15.6%
NFS LLC 200 Liberty Street New York, NY 10281	13.2%
RBC Capital Markets, LLC 60 S 6th Street Minneapolis, MN 55402-4400	8.8%
Charles Schwab & Co., Inc. 2423 E Lincoln Drive Phoenix, AZ 85016-1215	6.9%
TD Ameritrade Clearing, Inc. 200 S 108th Avenue Omaha, NE 68154	6.8%

As of August 31, 2022, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the Fund.

Financial Information. The Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report to shareholders upon request. Requests for such reports may be made by writing to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 or by calling 1-877-843-3831. The reports also are available by visiting advisorshares.com.

Shareholder Proposals. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Board has been elected by shareholders). Any shareholder desiring to present a proposal for consideration at the next shareholder meeting must submit the proposal in writing so that it is received within a reasonable time before any meeting. A proposal should be sent to the Trust at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814.